UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                      August 2, 2001

TECHSYS, INC.

(Exact name of registrant as specified in its charter)

      New Jersey                                                                              0-24542                                                                              22-3276736

(State or Other Jurisdiction                                            (Commission File Number)                                                           (I.R.S. Employer
         of Incorporation)                                                                                                                                                           Identification No.)

147 Columbia Turnpike, Suite 109, Florham Park, New Jersey                       07932

(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant's telephone number, including area code                     (973) 236-1919

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.      Acquisition or Disposition of Assets.

        On August 2, 2001, TechSys, Inc. (“TechSys”), Fuel Cell Companies, Inc. (“FCCI”), and Malcolm Bricklin, Richard E. Janowski, and Rick R. Moore, executive officers of FCCI (the “Executives”), entered into an Exchange Agreement (the “Exchange Agreement”), dated as of July 31, 2001 (the “Effective Time”). Pursuant to the Exchange Agreement, TechSys acquired from FCCI all of the capital stock of its subsidiaries, Micro Fuel Cell Systems, Inc. (“MFCS”), SOFC Energy, Inc. (“SOFC Energy”), and Clean Power Industries, Inc. (“CPI”), owned directly or indirectly by FCCI, including all shares of MFCS, SOFC Energy, and CPI previously owned directly or indirectly by the Executives and their families (the “Subsidiary Shares”). In accordance with the Exchange Agreement, at the Effective Time, the Agreement and Plan of Merger, dated as of April 5, 2001, by and among TechSys, Newco TKSS, Inc., a wholly owned subsidiary of TechSys, and FCCI was terminated by mutual consent of the parties thereto pursuant to Section 8.1(a) thereof.

        At the Effective Time, (i) TechSys, FCCI and the Executives (the “Parties”) terminated all employment and consulting agreements by and between each of SOFC Energy, MFCS, and CPI (collectively, the “Companies”) and each Executive and by and between each of the Companies and any entity owned or controlled by such Executive, and (ii) the Parties agreed that neither FCCI nor any Executive shall compete with TechSys or any of the Companies, nor solicit any customers, suppliers, employees, consultants, or independent contractors of TechSys or any of the Companies for a period of two years, except that the Executives are not permitted to enter into any venture or activity in or relating to the business of TechSys or the Companies commencing on July 31, 2001 and ending at such time as TechSys and such Executive enter into an employment agreement with TechSys, provided that such period shall not exceed 75 days after July 31, 2001.

        Under the Exchange Agreement, TechSys acquired in excess of 80% of the outstanding equity of each of MFCS and SOFC Energy, respectively, and 100% of the outstanding equity of CPI, from FCCI. As a result of this transaction, TechSys is now in the fuel cell technology business.

        TechSys acquired FCCI’s equity interests in SOFC Energy and MFCS in exchange for TechSys’ purchase and cancellation of notes of FCCI (the “FCCI Notes”) made by FCCI in connection with loans in the aggregate principal amount of $700,000, together with interest thereon. The loans to FCCI were made by a lender (the “Lender”) of which Alvin S. Trenk, a director and the Executive Committee Chairman of TechSys, is a founding partner. TechSys issued to the Lender a promissory note (the “TechSys Note”) in the principal amount of $725,866, representing principal plus accrued interest on the FCCI Notes as of the Effective Time.

        Pursuant to the Exchange Agreement, TechSys issued 780,000 shares of TechSys common stock to FCCI, with an approximate value of $1,021,800, or $1.31 per share, which was the fair market value of TechSys’ common stock at the Effective Time. The 780,000 shares represented consideration paid by TechSys to secure the additional stock interests in SOFC Energy and MFCS held by the Executives and to secure certain non-competition covenants of FCCI and the Executives. TechSys also issued checks for $1,000 to each of the Executives in consideration for the execution and delivery to TechSys of the Exchange Agreement.

        The total consideration delivered by TechSys to FCCI in connection with the transactions described herein, constituting the TechSys Note and the delivery to FCCI of 780,000 shares of TechSys common stock was negotiated directly by representatives of each of TechSys and FCCI. With respect to the source of funds utilized by TechSys, TechSys issued the TechSys Note, which subsequently became payable to TechTron, Inc. (“TechTron”), the 100% participant in the FCCI Notes.

        Except with respect to the transactions described herein, no material relationship exists between TechSys and FCCI or any of FCCI’s affiliates, any director or officer of TechSys, or any associate of any such director or officer.

        TechSys issued a press release regarding the consummation of the transactions described herein, a copy of which is attached as Exhibit 99.1.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)     Financial Statements.

         It is impracticable to provide the required financial statements concurrently with the filing of this report. TechSys expects to file the required financial statements as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

         (b)     Pro Forma Financial Information.

         It is impracticable to provide the required pro-forma financial information concurrently with the filing of this report. TechSys expects to file the required pro-forma financial information as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

         (c)     Exhibits.

                          Exhibit No.           Title

                              2.1                      Exchange Agreement, dated as of July 31, 2001, by and among TechSys, Inc., Fuel
                                                         Cell Companies, Inc., Malcolm Bricklin, Richard E. Janowski, and Rick R. Moore.

                              99.1                    Press Release dated August 2, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, TechSys has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TECHSYS, INC.

                                               STEVEN L. TRENK
Date:    August 15, 2001                   By: ______________________________
                                               Steven L. Trenk
                                               President

EXHIBIT INDEX

                          Exhibit No.           Title

                              2.1                      Exchange Agreement, dated as of July 31, 2001, by and among TechSys, Inc., Fuel
                                                         Cell Companies, Inc., Malcolm Bricklin, Richard E. Janowski, and Rick R. Moore.

                              99.1                    Press Release dated August 2, 2001.